Exhibit 99.1

AIkido Pharma Inc. Appoints New Director, Soo Yu

New Director Supports NASDAQ Rule on Diversity

NEW YORK, NY June 10, 2022  /PRNewswire/ AIkido Pharma Inc. (Nasdaq: AIKI) (“AIkido” or the “Company”) today announced the appointment of Ms. Soo Yu, as a director of the Company.

Anthony Hayes, CEO of Aikido stated, “At the time of the annual meeting, there was concern expressed by some shareholders about the Company’s compliance with the new NASDAQ rules on diversity. The Company strongly believes in diversity and Ms. Yu is an exceptional candidate that also satisfies the new NASDAQ rule. Further, Ms. Yu’s background broadens the experience and expertise of the Company, as we seek new areas of growth and opportunity for the Company. We welcome Ms. Yu and look forward to her involvement.”

About Soo Yu

Soo Yu is the Managing Director of International Private Client Services for Revere Securities. With more than a decade of experience working in financial services, she focuses on international business development and the cultivation of overseas client banking relationships. A naturalized U.S. citizen originally from South Korea, Soo brings significant expertise in Asian markets and expansive global reach through her connectivity with international contacts.

Soo earned her B.A. in Fine Arts from the Fashion Institute of Technology and studied at the University of Nottingham and the Paris Fashion Institute. She holds Series 7 and Series 66 designations and her real estate license. Previously, she maintained her Series 79 and 24 licenses.

Soo actively supports several nonprofit organizations, including philanthropies committed to improving the lives of children and the elderly as well as sustainability.

Further information about Ms. Yu’s appointment to the Board are provided in the Company’s Form 8-K which was filed on June 10, 2022 with the Securities and Exchange Commission.

About AIkido Pharma Inc.

AIkido Pharma Inc. was initially formed in 1967 and is a biotechnology Company with a diverse portfolio of small-molecule anticancer and antiviral therapeutics. The Company's platform consists of patented technology from leading universities and researchers, and we are currently in the process of developing an innovative therapeutic drug platform through strong partnerships with world renowned educational institutions, including The University of Texas at Austin and University of Maryland at Baltimore. Our diverse pipeline of therapeutics includes therapies for pancreatic cancer, prostate cancer. We are constantly seeking to grow our pipeline to treat unmet medical needs in oncology. The Company is also developing a broad-spectrum antiviral platform that may potentially inhibit replication of multiple viruses including Influenza virus, SARS-CoV (coronavirus), MERS-CoV, Ebolavirus and Marburg virus.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:

Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

AIkido Pharma Inc.
Phone: 212-745-1373
Email: investorrelations@aikidopharma.com
www.aikidopharma.com